UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 11, 2005

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

                                                                      Delaware                                                                             51-0350935

                                        (State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01 Entry into a Material Definitive Agreement.
        On February 8, 2005, Remington Arms Company, Inc. (the “Company”) repaid $24.0 millon of indebtedness outstanding under the Credit Agreement, dated as of January 24, 2003, (as amended, the “Credit Agreement”) among the Company, RA Factors, Inc., Wachovia Bank, National Association, as Agent, and the lenders from time to time party thereto, and reduced the available commitments thereunder from $125.0 millon to $101.0 millon.         In conection with the reduction of commitments under the Credit Agreement, on February 8, 2005, the Company entered into a Fourth Amendment to the Credit Agreement. The key terms and conditions of the Fourth Amendment to the Credit Agreement that are material to the Company are as follows:

• The minimum amount of availability required to be maintained has been dereased from $40.0 million to $20.0 million, except  as outlined in the Credit Agreement attached hereto.

• The consent of the requisite lenders under the Credit Agreement allowing the Company to one or more purchases in an aggregate amount of $5.0 million of the Company's Notes has been extended from on or before December 31, 2004, to on or before December 31, 2005.

The Fourth Amendment to the Credit Agreement is attached as an exhibit hereto.

ITEM 9.01 Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

        Not applicable.

(b)  Pro forma financial information

        Not applicable.

 (c)  Attached as Exhibit 10.1 is the Fourth Amendment, dated as of February 8, 2005, to the   Credit Agreement dated as of January 23, 2003, among Remington, RA Factors, Inc., Wachovia Bank, National Association, as Agent and the lenders from time to time party hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ MARK A. LITTLE
Mark A. Little

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer
(Principal Financial Officer)

February 11, 2005